EXHIBIT 10.31
                                                                   -------------

                                 CORPORATE NOTE

AUGUST 18, 2000                                                         $100,000


FOR VALUE RECEIVED, the undersigned Maker promises to pay to the order of (Issuer):

                                    Hi-Tel Group, Inc.
                                    2400 E. Commercial Blvd, #205
                                    Ft. Lauderdale, FL 33308

The sum of $100,000 (one-hundred thousand dollars), with interest from the date written above until paid; at the rate of eight percent (8%) per annum.

This Note, together with all interest due, is payable in full fifteen (15) days from the date written above.

Maker shall reserve the right to prepay the principle of this Note, together with all such accrued interest at the time of prepayment in whole or in part prior to its due date without premium or penalty.

The Makers, signers, and endorsers of this Note severally waive, demand, presentment, notice of dishonor, diligence in collection and notice of protest and agree to all extensions and partial payments before or after maturity, without prejudice to the holder. This written Note represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, of subsequent oral agreements of the parties.

MAKER:  Heartsoft, Inc.                     ISSUER:  Hi-Tel Group, Inc.

/s/ Benjamin P Shell                        /s/ Steven Hirsch
Heartsoft, Inc.